                                 SCHEDULE 14A

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          ATLANTIC TELE-NETWORK, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:


Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                          ATLANTIC TELE-NETWORK, INC.
                               19 Estate Thomas
                                  Havensight
                                P.O. Box 12030
                     St. Thomas, U.S. Virgin Islands 00801

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 21, 1999

                                                                 April 30, 1999

To the Stockholders of
 Atlantic Tele-Network, Inc.:

  You are cordially invited to attend the Annual Meeting of Stockholders of ATLANTIC TELE-NETWORK, INC., a Delaware corporation (the "Company"), which will be held at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, 29th Floor, New York, New York, on Friday, May 21, 1999, at 10:00 A.M., for the following purposes:

    1. To elect four directors of the Company to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified;

    2. To act upon a proposal to ratify the selection of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending December 31, 1999;

    3. To approve the adoption of a 1998 Company Stock Option Plan and the issuance of options to four executives of the Company to purchase an aggregate of 80,000 shares of Common Stock of the Company; and

    4. To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

  Stockholders of record at the close of business on April 26, 1999 will be entitled to vote at the meeting. During the ten days prior to the meeting, a list of such stockholders will be available for inspection at the offices of The Bank of New York, 101 Barclay Street, New York, New York 10286.

  Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the enclosed postage prepaid envelope.

                                          By Order of the Board of Directors

                                          Cornelius B. Prior, Jr.
                                          Secretary

                          ATLANTIC TELE-NETWORK, INC.
                               19 Estate Thomas
                                  Havensight
                                P.O. Box 12030
                     St. Thomas, U.S. Virgin Islands 00801

                                PROXY STATEMENT

  The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") for use at the Annual Meeting of Stockholders of ATLANTIC TELE-NETWORK, INC., a Delaware corporation (the "Company"), to be held on May 21, 1999 at 10:00 a.m. for the purposes set forth in the accompanying Notice of Annual Meeting, or at any adjournment thereof. It may be revoked, by written notice or by furnishing a proxy subsequent in time, at any time prior to its use. All shares represented at the meeting by properly executed proxies will be voted as specified and, unless otherwise specified, will be voted FOR the election of the nominees set forth herein under "Election of Directors", the ratification of the selection of Arthur Andersen LLP as independent auditors for the Company for the year 1999, the approval of the adoption of the 1998 Company Stock Option Plan and the issuance of options thereunder and the approval of any other matter that may properly come before the meeting.

  Only stockholders of record at the close of business on April 26, 1999 will be entitled to vote at the meeting. On that date, 4,659,000 shares of common stock, par value $.01 per share (the "Common Stock"), were outstanding, each such share of stock having one vote.

  The election of directors requires a plurality of the votes cast. The ratification of the selection of Arthur Andersen LLP as independent auditors of the Company, the approval of the 1998 Company Stock Option Plan and the issuance of options thereunder and any other matter to be submitted to the stockholders requires the affirmative vote of a majority of the votes cast at the meeting. The Board of Directors recommends that you vote "FOR" the election of each of the nominees to the Board, the approval of the 1998 Company Stock Option Plan and the issuance of options thereunder and the ratification of the selection of Arthur Andersen LLP as independent auditors of the Company. Votes will be tabulated by inspectors of election appointed by the Company's Board of Directors. Except for quorum purposes, abstentions and votes withheld will have no legal effect.

  This Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card are first being mailed to stockholders of the Company on or about April 30, 1999.

  The Company will bear the cost of this solicitation of proxies. Proxies may be solicited by mail, personal interview, telephone and telegraph by directors, officers and employees of the Company and its subsidiaries without receiving additional compensation. Upon request, the Company will also reimburse brokers and others holding stock in their names, or in the names of nominees, for forwarding proxy materials to their principals.

                      SECURITY OWNERSHIP OF 5% OR GREATER

  The following table lists the beneficial ownership of each person or group who, as of March 31, 1999, owned, to the Company's knowledge, more than five percent of the Company's Common Stock:

   Name and Address                             Amount and Nature of Percent of
   of Beneficial Owner                          Beneficial Ownership  Security
   -------------------                          -------------------- ----------
   Cornelius B. Prior, Jr.
    19 Estate Thomas
    Havensight
    P.O. Box 12030
    St. Thomas, U.S. Virgin Islands 00801......      2,906,160(1)      62.37%
   Chancellor L.G.T. Asset Management, Inc.
    50 California St., 27th Floor
    San Francisco, CA 94111....................        628,300(2)      13.49%
   FMR Corp.
    82 Devonshire Street
    Boston, MA 02109...........................        490,920(2)      10.54%
   Franklin Advisory Services, Inc.
    777 Marines Island Blvd.- 6th Floor
    San Mateo, CA 94404........................        300,000(2)       6.44%

--------
(1) Includes 16,120 shares owned by Mr. Prior's children; 200 shares owned by Gertrude Prior, Mr. Prior's wife; 1,500 shares held as Trustee for the Katherine D. Prior Revocable Trust under agreement dated December 8, 1992; 21,300 shares owned by Mr. Prior in an Individual Retirement Account, and 10,000 shares owned by Tropical Aircraft Company (Mr. Prior owns 90% of the outstanding capital stock of Tropical Aircraft Company), as to all of which Mr. Prior disclaims beneficial ownership.

(2) Based on information as of December 31, 1998, contained in Schedule 13G Statements filed with the Securities and Exchange Commission.

                             ELECTION OF DIRECTORS

  Four directors are to be elected at the meeting to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified. It is the intention of the persons named in the accompanying proxy to vote FOR the election of the nominees listed below. It is not expected that any of the nominees will become unavailable for election as a director, but, if any nominee should become unavailable prior to the meeting, proxies will be voted for such persons as the Company's Board of Directors shall recommend.

  Nominees to the Board of Directors:

  The nominees, and certain information supplied by them to the Company, are as follows:

    Ernst A. Burri
    James B. Ellis
    Cornelius B. Prior, Jr.
    Henry Wheatley

  All of the nominees have been unanimously approved by the Board of Directors.

  Ernst A. Burri, 55, retired as president of CODETEL, the leading telecommunications carrier in the Dominican Republic and a subsidiary of GTE Corporation, on December 31, 1997. Mr. Burri served in GTE Corporation for 25 years in many domestic and international assignments and was president of CODETEL since January 1991. He is currently an independent consultant and President of the Board of Directors of Consortium Ecoenergetico Dominicano, S.A., a corporation involved in energy projects in the Dominican Republic. Mr. Burri has been a director of the Company since May 18, 1998 and is a member of the Board's Audit and Compensation Committee.

  James B. Ellis, 59, has been President and Treasurer of MLB Resources, Inc., an investment, real estate and construction firm, since 1987. Prior to 1993, Mr. Ellis was an executive of SBC Communications Inc. (formerly known as Southwestern Bell), a telecommunications firm based in the United States. From 1962 until 1993, Mr. Ellis worked in the telecommunications business, primarily at Southwestern Bell, where he was President of SBC Communications-Oklahoma Division from 1992 to 1993. Mr. Ellis has been a director of the Company since December 30, 1997 and is a member of the Board's Audit and Compensation Committee.

  Cornelius B. Prior, Jr., 65, has been Chief Executive Officer and Chairman of the Board of the Company since December 30, 1997. From June 30, 1987 to December 1997 he was Co-Chief Executive Officer and President of the Company. He was Chairman of the Board of the Virgin Islands Telephone Corporation ("Vitelco"), which was then a subsidiary of the Company, from June 1987 to March 1997 and became Chairman of the Board of Guyana Telephone and Telegraph Company Limited ("GT&T"), a subsidiary of the Company, in April 1997. From 1980 until June 1987, Mr. Prior was a managing director and stockholder of Kidder, Peabody & Co. Incorporated, where he directed the Telecommunications Finance Group.

  Henry Wheatley, 67, has been the President of Wheatley Realty Corporation since 1973 where he manages the development of shopping centers. Mr. Wheatley is also Chairman of the Board of Coral World (Virgin Islands), Inc., and has been vice president and trustee of Islands Resources Foundation since 1972. Mr. Wheatley has been a director of the Company since December 30, 1997. He was a director of the Virgin Islands Telephone Corporation from 1994 to December 30, 1997.

Additional Information Relating to the Board of Directors

  During 1998, there were seven meetings of the Board of Directors and three meetings of the Board's Audit and Compensation Committee.

  The Board does not have a standing nominating committee or any other committee performing similar functions.

                       SECURITY OWNERSHIP OF MANAGEMENT

The following table shows the beneficial ownership, to the best of the Company's knowledge, of the Company's Common Stock by the directors and executive officers of the Company as of March 31, 1999:

                                          Amount and Nature of      Percent of
                  Name                    Beneficial Ownership       Security
                  ----                    --------------------      ----------
Ernst A. Burri...........................            822(/1/)             *
James B. Ellis...........................          1,644(/1/)             *
Steven Rohrlick..........................          3,000                  *
Lawrence Fucella.........................             --                  0
H. William Humphrey......................             --                  0
Cornelius B. Prior, Jr...................      2,906,160(/2/)          62.4%
Henry U. Wheatley........................          7,644(/3/)             *
All Directors and Executive Officers of
 the Company as a Group (10 Persons)           2,924,470(/2/)(/4/)     62.8%

--------
*Less than 1%.
(1) Represents shares held in the Company's Directors' Remuneration Plan. Under the Plan (see also "Compensation of Directors") the director has a vested interest in the Shares and a right to receive the dividends thereunder but may not vote or dispose of the shares until the Payment Commencement Date (as defined under the Plan).
(2) Includes 16,120 shares owned by Mr. Prior's children; 200 shares owned by Gertrude Prior, Mr. Prior's wife; 1,500 shares held as Trustee for the Katherine D. Prior Revocable Trust under agreement dated December 8, 1992; 21,300 shares owned by Mr. Prior in an Individual Retirement Account, and 10,000 shares owned by Tropical Aircraft Company (Mr. Prior owns 90% of the outstanding capital stock of Tropical Aircraft Company), as to all of which Mr. Prior disclaims beneficial ownership.
(3) Includes 1,644 shares held in the Company's Directors' Remuneration Plan. Under the Plan (see also "Compensation of Directors") the director has a vested interest in the Shares and a right to receive the dividends thereunder but may not vote or dispose of the shares until the Payment Commencement Date (as defined under the Plan).
(4) Includes shares held by directors in the Company's Directors' Remuneration Plan.

                      COMPENSATION OF EXECUTIVE OFFICERS

  The following Summary Compensation Table sets forth the compensation paid by the Company for the last three fiscal years to the Chief Executive Officer of the Company, the former Chief Financial Officer of the Company, and each other current executive officer who earned more than $100,000 in 1998, for all services rendered in all capacities to the Company and its subsidiaries:

                          SUMMARY COMPENSATION TABLE

                                   Annual                Long Term
                                Compensation        Compensation Awards
                              -------------------- ---------------------
   Name and Principal                              Securities Underlying    All Other
        Position         Year Salary(a)     Bonus        Options(b)      Compensation(c)
   ------------------    ---- ---------    ------- --------------------- --------------
Cornelius B. Prior, Jr.  1998 $350,000          --            --             24,000
  Chairman of the Board, 1997  250,000     $50,000            --              4,750
  and Chief Executive    1996  250,667          --            --              4,750
  Officer and Secretary
Raymond Roopnauth        1998  110,816          --            --                 --
  General Manager, GT&T  1997   57,035          --            --                 --
                         1996   55,315      30,000            --                 --
Craig A. Knock           1998  117,789      50,000            --             24,000
  Former Chief Financial 1997  120,000     100,000            --              4,750
  Officer, Secretary and 1996  120,000          --            --              4,750
  Treasurer
H. William Humphrey      1998  150,000          --            --             23,365
  Vice President, Guyana 1997   12,500(d)       --            --                 --
  Operations             1996   30,000(e)       --            --                 --
Steven Rohrlick          1998   74,304      70,000        50,000             11,145
  Vice President,
   Marketing             1997       --          --            --                 --
                         1996       --          --            --                 --
Lawrence Fucella         1998  153,000      50,000        10,000             24,000
  Vice President         1997  101,500          --            --                 --
                         1996  100,000          --            --                 --

--------
(a) Includes salary deferrals under the Company's 401(k) profit sharing plan (the "401(k) Plan") for the years 1996 and 1997.
(b) Consists of options to purchase Common Stock of the Company granted, subject to stockholders approval, on October 30, 1998 to Messrs. Rohrlick and Fucella under the Company's 1998 Company Stock Option Plan.
(c) Consists of Company contributions under a qualified SEP IRA (see "Benefit Plans") in 1998 and Company matching contributions under the 401(k) Plan for the years 1996 and 1997.
(d) Mr. Humphrey entered the employ of the Company as Vice President of Guyana Operations beginning in December, 1997.
(e) Represents compensation paid by the Virgin Islands Telephone Corporation, then a subsidiary of the Company, for consulting services during fiscal year 1996.

Stock Option Plan

  The following table contains information concerning grants of options to purchase the Company's Common Stock which were made to each of the named executive officers in 1998.

                               Option Grants in Last Fiscal Year
                         ----------------------------------------------
                                                                           Potential
                                                                          Realizable
                                                                             Value
                                     % of Total                           at Assumed
                          Number of    Options                          Annual Rates of
                         Securities  Granted to                           Stock Price
                         Underlying   Employees  Exercise or             Appreciation
                           Options       in      Base Price  Expiration   for Option
          Name           Granted (1) Fiscal Year  ($/sh)(2)     Date        Term(3)
          ----           ----------- ----------- ----------- ---------- ---------------
Steven Rohrlick.........   50,000       38.5%       9.625     10/30/08  302,705 767,100
Lawrence Fucella........   10,000          8%       9.625     10/30/08   60,541 153,420

  The 1998 Stock Option Plan was adopted on October 30, 1998, subject to stockholder approval.

--------
(1) Consists of options granted effective as of October 30, 1998. One quarter of each option becomes exercisable on the first anniversary grant in 1999, an additional one quarter on the second and third anniversaries in 2000, 2001 and the remainder on the fourth anniversary in 2002, so long as employment continues with the Company. There are no stock appreciation rights, performance units or other instruments granted in tandem with these options, nor are there any re-load provisions, tax reimbursement features or performance-based conditions to exercisability.
(2) The option exercise price is not less than 100% of the American Stock Exchange closing price of the Company Common Stock on the day prior to date of grant.
(3) The assumed annual rates of stock price appreciation are prescribed in the proxy rules of the Securities Exchange Act of 1934 and should not be construed as a forecast of future appreciation in the market price for the Company's Common Stock.

  The following table contains information for each of the named executive officers concerning the exercise of options during 1998 and the value of unexercised options at year-end for the Company's Common Stock. No stock options under the 1998 Stock Option Plan vested during 1998; therefore, no named executive officers exercised any grants.

  Aggregated Options Exercised in Last Fiscal Year and Fiscal Year-End Option
                                    Values

                                            Number of Securities
                          Shares                 Underlying        Value of Unexercised
                         Acquired          Unexercised Options at  In-the-Money Options
                            On               Fiscal Year-End (#)  at Fiscal Year-End ($)
                         Exercise  Value       Exercisable /          Exercisable /
Name                       (#)    Realized     Unexercisable        Unexercisable (1)
----                     -------- -------- ---------------------- ----------------------
Steven Rohrlick.........     0        0           0/50,000                 0/0
Lawrence Fucella........     0        0           0/10,000                 0/0

--------
(1) The unexercised options are not in-the-money because the fair market value of the underlying securities at year-end was less than the exercise price of the options granted.

Employment Contracts

  Effective May 1, 1998, the Company entered into an employment agreement (the "Agreement") with Steven Rohrlick, Vice President of Marketing of the Company. The Agreement provides for Mr. Rohrlick's employment through April 30, 2001, unless earlier terminated, as described below. Under the Agreement, Mr. Rohrlick is entitled a salary of $120,000 per year, subject to cost of living increases tied to the Consumer Price Index and annual reviews by the Audit and Compensation Committee of the Board. Mr. Rohrlick is also entitled to bonus compensation ranging from 2 1/2 percent to 1/2 percent of the amount invested by the Company or any of its subsidiaries in any acquisition of a going business or an interest in a going business which is identified and initiated by Mr. Rohrlick during the term of his employment under the Agreement. The Agreement also contemplates that Mr. Rohrlick will, from time to time, be given supervisory responsibility for the marketing aspects of new businesses or new business projects conducted by the Company or one of its subsidiaries, and Mr. Rohrlick is entitled to bonus compensation equal to 10 percent of the increase in value of any such business over a period of 3 years or such shorter period as Mr. Rohrlick continues to have supervisory responsibility for the marketing aspects of such business. Mr. Rohrlick's employment under the Agreement may be terminated voluntarily by Mr. Rohrlick at any time, may be terminated by the Company with or without cause, and terminates upon the death or permanent disability of Mr. Rohrlick. In the event of termination by the Company without cause, Mr. Rohrlick is entitled to his salary for a period of 6 months following the date of termination. In all other events, Mr. Rohrlick's salary terminates on the date of termination of his employment.

  Effective December 1, 1997, the Company entered into an employment agreement (the "Agreement") with H. William Humphrey, the Company's Vice President for Guyana Operations. Under the Agreement Mr. Humphrey is entitled to salary of $150,000 per year and performance bonus compensation. His compensation is subject to an annual review by the Audit and Compensation Committee of the Board. The Agreement requires Mr. Humphrey to be based at the executive offices of GT&T in Georgetown, Guyana, and provides Mr. Humphrey with housing expenses and a car and driver.

  If Mr. Humphrey's employment is terminated by death or disability or by the Company without cause, Mr. Humphrey or his heirs are entitled to receive 100% of his base salary for six months from the date of termination, plus any bonus compensation to which Mr. Humphrey would have been entitled.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Directors, officers and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, during the Company's fiscal year ended December 31, 1998, all Section 16(a) filing requirements as well as all American Stock Exchange filing requirements applicable to its directors, officers and ten-percent stockholders have been satisfied. However, the following forms were filed late: A Form 5 by Cornelius B. Prior, Jr. with respect to the acquisition of 15,000 shares by the Katherine D. Prior Revocable Trust of which Mr. Prior is trustee and five acquisitions of 6,000 shares in the aggregate by Tropical Aircraft Company in which Mr. Prior owns a 90% interest; a Form 4 by Henry U. Wheatley with respect to the acquisition of 2,000 shares of the Company's Common Stock; a Form 4 by Steven Rohrlick with respect to the acquisition of 1,000 shares of the Company's Common Stock; a Form 4 and Form 5 by Scott Van Derhei with respect to the acquisition of 1,200 shares of the Company's Common Stock and with respect to the purchase and sale of 400 shares of the Company's Common Stock in May, 1998, in which Mr. Van Derhei incurred a loss; and a Form 5 by Lawrence Fucella with respect to the disposition of 600 shares of the Company's Common Stock and Mr. Fucella's failure to report on Form 3 his becoming an officer of the Company during fiscal year 1998. In making these statements, the Company has relied upon written representations of its directors, officers and ten-percent stockholders and copies of reports they have filed with the SEC.

Benefit Plans

  Until December 30, 1997, Company employees were covered by the Atlantic Tele-Network, Inc. Defined Benefit Plan for Salaried Employees; however, as of the consummation on that date of the spin-off of Emerging

Communications, Inc. ("ECI") with the U.S. Virgin Islands operation of the Company and its subsidiaries, all obligations for that plan were assumed by ECI. Since January, 1998, the Company has provided a Simplified Employee Pension Plan, commonly know as SEP-IRA, for its employees. The plan provides for contribution percentages of 0% to 15% of compensation, up to a maximum contribution of $24,000 per participant. Any Company contributions made to the SEP-IRA, with the same percentage of compensation contributed for each employee, are subject to the limits noted above.

Compensation Committee Interlocks and Insider Participation

  The members of the Company's Audit and Compensation Committee in 1998 were J.B. Ellis, Chairman, Ernst Burri and, prior to May, 1998, Andrew Lane. To the Company's knowledge, during the Company's fiscal year ended December 31, 1998, none of these members were during or prior to the fiscal year an officer or employee of the Company or its subsidiaries and had no relationships requiring disclosure under the Exchange Act. In making these statements, the Company has relied upon written representations of its directors.

Audit and Compensation Committee Report on Executive Compensation

  One of the functions of the Audit and Compensation Committee (the "Committee") is to review the compensation of the senior management of the Company. In April 1999, the Committee reviewed the compensation of the chief executive officer and the other executive officers of the Company in the light of the Committee members' own business experience, the chief executive officer's assessment of the performance of the other executive officers and the chief executive officer's recommendation that no change be made in the current compensation levels of any of the senior management. The Committee determined that no adjustment should be made in the current compensation levels of the chief executive officer and the other executive officers of the Company, and so recommended to the Board.

  The Committee also administers the Company's 1998 Stock Option Plan which is subject to approval by stockholders at the annual meeting. On October 30, 1998, subject to approval by the Company's stockholders at the annual meeting, the Committee granted options on 130,000 shares of common stock under this Stock Option Plan to five officers of the Company, including options on 50,000 shares to Michael E. Holmstrom, who was then the Chief Financial Officer of the Company. Mr. Holmstrom has since left the employ of the Company, and his options have expired. (See "Stock Option Plan").

  The Committee considers that stock options under the 1998 Stock Option Plan will be a useful long term incentive for key employees of the Company, including executive officers. The number of shares for which options will be granted to executive officers will be determined by the Committee based on performance, potential and other subjective factors. However, no set criteria will be used and other factors may influence the Committee's determination with respect to the number of shares granted, such as the promotion of an individual to a higher position, a desire to retain a valued executive or the number of shares then available for grant under the Plan

                                          Audit and Compensation Committee:

                                          James B. Ellis, Chairman

                                          Ernst Burri, Member

Compensation of Directors

  Directors who are not officers or employees of the Company (each an "Eligible Director") are paid an annual retainer of $30,000 plus $2,500 for each meeting of the Board of Directors they attend. All Eligible Directors have the option under a Director's Remuneration Plan adopted by the Board in 1999 of receiving either 50% or 100% of their annual retainer in the form of Company Common Stock on a deferred basis. For purposes of these elections, such stock is valued at the mean between the high and low reported sales prices of such stock in the last trading day in the month preceding the date of the election. In March 1999, in connection with the adoption of the Plan, Eligible Directors were given the option of receiving 50% or 100% of their unpaid annual retainer ($15,000) for the plan year 1998-99 in the form of Company Common Stock, valued for this purpose at the mean between the high and low reported sales price for such stock on March 12, 1999. In addition, future Eligible Directors will be given a one time grant of 1,000 shares of Company Common Stock upon their initial election or appointment to the Board which will vest (i) two years after such grant based on continuous service on the Board, (ii) upon termination of service on the Board by reason of death or permanent disability or (iii) upon a change of control, as defined under the Directors' Remuneration Plan (the "Plan").

  All Eligible Directors have elected to defer either 50% or 100% of their unpaid annual retainer for 1998-99 and their annual retainer for 1999-2000 in the form of Company Common Stock under the Plan.

                  APPROVAL OF 1998 COMPANY STOCK OPTION PLAN

  On October 30, 1998, the Board of Directors of the Company adopted a stock option plan (the "1998 Option Plan"), subject to approval by the Company's stockholders. Options may be granted pursuant to the 1998 Option Plan to either (a) any director, officer, consultants or employee of the Company or subsidiary or (b) any individual to whom the Company or a subsidiary has extended a written offer of employment. There are currently approximately 712 persons eligible to participate in the 1998 Option Plan. The purpose of the 1998 Option Plan is to incentivize Company employees, officers, consultants and directors to devote their abilities to improve the Company's performance by tying long-term compensation inherent in Common Stock ownership.

  The 1998 Option Plan provides for the granting of options to purchase a total of not more than 250,000 shares of Company Common Stock. The maximum number of shares that may be subject to options granted to any individual during any three consecutive calendar year period may not exceed 100,000 shares. Shares to be issued under the 1998 Option Plan are to be issued by the Company from (a) its authorized but unissued shares of Company Common Stock,
(b) its shares held in the Company's treasury or (c) partly out of each. Between September 21, 1998 and February 26, 1999, the Company purchased 250,000 shares of Common Stock in the market at an aggregate price of $9.15 per share for options issued and to be issued under the 1998 Stock Option Plan. Options granted under the 1998 Option Plan are required to be exercised at a price of not less than 100% of the fair market value per share of Company Common Stock on the effective date of the option grant (110% in the case of an Option granted to a Ten-Percent Stockholders, as defined under the 1998 Option
Plan). Options may not be exercisable more than ten years from the date it is granted (five years in the case of an Option granted to a Ten-Percent Stockholder). Options are exercisable in such installments and at such times as may be designated by a stock option committee (the "Committee").

  The 1998 Option Plan is administered by a Committee, which is required to consist of at least two or more persons who are non-employee directors within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. The Audit and Compensation Committee, currently consisting of Mr. Ellis and Mr. Burri, is the Committee which the Board has designated to administer the 1998 Option Plan. The Committee has complete authority in granting options under the 1998 Option Plan. The Board may from time to time amend, modify, suspend or discontinue the 1998 Option Plan. The 1998 Option Plan will automatically terminate effective October 29, 2009.

  On October 30, 1998, subject to approval by the Company's stockholders, the Committee granted 130,000 shares of Common Stock to five individuals, including 50,000 shares to Mr. Rohrlick and 10,000 shares to Mr. Fucella, (and including options on 50,000 shares to Michael E. Holmstrom, who was then the Chief Financial

Officer of the Company. Mr. Holmstrom has since left the employ of the Company, and his options have expired). Subject to stockholder approval, 25% of the 80,000 options currently outstanding become exercisable one year after their date of grant, and an additional 25% of such options become exercisable on each succeeding anniversary of the date of grant. If employment of the optionee is terminated, any portion of the option not yet vested is immediately terminated, and the portion which is vested at the time of termination of employment will terminate as follows: (i) discharge without "Cause"--40 days after employment is terminated; (ii) voluntary termination by the employee--10 days after termination of employment; (iii) termination by reason of disability--one year after termination of employment; (iv) termination for "Cause"--immediate termination of the option; and (v) termination by reason of death--one year after death.

  On April 22, 1999, the last reported sale price for shares of the Company Common Stock on the American Stock Exchange was $9.

Federal Income Tax Consequences

  The 1998 Option Plan permits grant of options which qualify under Section 422 of the Internal Revenue Code of 1986 (the "Code") as Incentive Stock Options ("ISOs"), and Options not designated as ISOs. The Option Agreements under consideration are grants of ISOs. An ISO grant means that the optionee recognizes no income or gain upon exercise of the option, and if the optionee does not dispose of the option stock within two years after the option is granted or within one year after the option is exercised, any gain upon a subsequent sale is long term capital. The Company has no tax deduction or other tax benefit from the grant or exercise of the option. If the optionee disposes of the option stock within two years of grant or within one year of exercise, the amount that exceeds the price paid for the stock will be considered ordinary income to the optionee; and the Company is entitled to a tax deduction equal to the amount of compensation recognized by the optionee. Options granted under the 1998 Option Plan which are made by a qualifying committee or by the entire Board will be exempt from the application of
Section 16b of the Securities Exchange Act of 1934.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  Subject to approval by the stockholders, and on recommendation of the Board's Audit and Compensation Committee, the Board of Directors has appointed Arthur Andersen LLP as independent certified public accountants for the fiscal year ended December 31, 1999. Arthur Andersen LLP audited the Company's accounts for 1998. Deloitte & Touche LLP had performed such functions for the Company for the fiscal year ending December 31, 1997.

  Representatives from Arthur Andersen LLP will be present at the Annual Meeting of Stockholders, will be given the opportunity to make a statement if they so desire, and will be available to respond to any appropriate questions.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

  On or about September 30, 1998 at a time when the Company had not yet selected its auditor for the then current fiscal year, Deloitte & Touche LLP notified the Company that it was declining to be considered for selection as the Company's auditor for the year 1998 and sent the Company a letter confirming that the client-auditor relationship between the Company and Deloitte & Touche LLP had ceased.

  The reports of Deloitte & Touche LLP on the Company's financial statements for the previous two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

  In connection with the audits of the Company's financial statements for each of the years 1996 and 1997 and the period from December 31, 1997 to September 30, 1998, there were no disagreements with Deloitte & Touche LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the matter in their report.

                               PERFORMANCE GRAPH

  On December 30, 1997, the Company was split into two separate public companies. One, Emerging Communications, Inc. ("ECI"), contains all of the Company's telephone operations in the U.S. Virgin Islands. The other, the Company, continued all of the Company's operations in Guyana. In connection with the transaction, the Company's Common Stock was reduced by 60% (in effect a 1:2.5 reverse stock split).

  The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock from December 31, 1993 through December 31, 1998 with the cumulative total return of the Standard and Poor's 500 Index and the cumulative total return of the common stock of a peer group of companies consisting of Aliant Communications, Inc., Frontier Corporation, ALL-TEL Corporation, Cincinnati Bell, Inc. and Citizens Utilities Company ("The Peer Group Index"). The comparative data assumes $100.00 was invested on December 31, 1993 in the Common Stock and in each of the indices referred to above and assumes that dividends, if any, were reinvested. Additionally, it assumes that the shares of ECI, issued in connection with the Company's split off on December 30, 1997, were sold at the close of the first day of trading of ECI and reinvested in the Company's Common Stock. The Company has previously included Southern New England Telephone Company ("SNET") in the Peer Group Index, but dropped it from the index for the current proxy because that company was acquired during 1998. SNET was replaced with Citizens Utilities Company for the current proxy statement Peer Group Index.



                                   [GRAPHIC]



                               1993    1994    1995    1996    1997    1998
-----------------------------------------------------------------------------
  Atlantic Tele-Network,
   Inc....................... $100.00 $ 60.09 $ 75.88 $107.02 $ 86.67 $ 72.22
  S&P 500 Index.............. $100.00 $101.29 $139.35 $170.90 $228.58 $293.14
  Peer Group Index........... $100.00 $ 94.25 $131.37 $155.17 $184.37 $239.48

Other Matters

  While management knows of no other issues, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their judgment on such matters.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

  All suggestions from stockholders are given careful attention. Proposals intended for consideration at next year's Annual Meeting of Stockholders should be sent to the Company's Secretary at 19 Estate Thomas, Havensight, P.O. Box 12030, St. Thomas, U.S. Virgin Islands 00801 and must be received by December 29, 1999. Such proposals may be included in next year's proxy materials if they comply with certain rules and regulations promulgated by the SEC.

                                          By Order of the Board of Directors

                                          Cornelius B. Prior, Jr.
                                          Secretary

April 30, 1999